Exhibit 99.1

Cirrus Logic Reports Fiscal Q2 2010 Financial Results

Forecasts Year-Over-Year Revenue Growth in the Third Quarter of 30-40 Percent

AUSTIN, Texas--(BUSINESS WIRE)--October 20, 2009--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the second quarter of fiscal year 2010, which ended Sept. 26, 2009.

Revenue for the quarter was $55.7 million compared to $53.3 million during the second quarter of fiscal year 2009 and $37.5 million in the previous quarter. Gross margin for the quarter was 52 percent, down from 56 percent in the quarter a year ago and flat compared to 52 percent reported for the previous quarter.

Total GAAP operating expenses for the quarter were approximately $22.5 million, up from $19.8 million in the previous quarter. GAAP operating expenses in the second quarter included a net benefit of approximately $1.4 million related to the sale of certain patents as well as an additional $165,000 in facilities restructuring credits. GAAP operating expenses also include charges of $1.3 million for stock-based compensation and $400,000 in acquisition-related amortization of intangibles. Non-GAAP operating expenses for the quarter were approximately $22.4 million, compared to $20.9 million for the June quarter.

Income from operations on a GAAP basis was approximately $6.4 million. Excluding the items noted above, non-GAAP income from operations was $6.7 million.

Cirrus Logic reported second quarter GAAP net income of approximately $6.8 million, or $0.10 per share based on 65.5 million average diluted shares outstanding. Excluding the items noted above, on a non-GAAP basis the company reported net income of $7.0 million, or $0.11 per share.

“We are extremely pleased with our Q2 results, as revenue and gross margin exceeded our expectations, driven by both new audio product ramps as well as a modest recovery across our other product lines,“ said Jason Rhode, president and chief executive officer, Cirrus Logic. “We expect further revenue growth in Q3, coupled with gross margin improvements due to a higher mix of Energy revenue as well as continued improvements to our product cost structures.”

Outlook for Third Quarter FY 2010 (ending December 26, 2009):

  Revenue is expected to range between $58 million and $62 million;
  Gross margin is expected to be between 52 percent and 54 percent; and
  Combined R&D and SG&A expenses are expected to range between $23 million and $25 million, which include approximately $2 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the second quarter of fiscal year 2010, on Oct. 20, 2009 at 10:30 a.m. EDT. Those wishing to join should call 480-629-9820, or 877-941-8631 (Conference ID: 4165423) at approximately 10:20 a.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until Oct. 27, 2009. To access the recording, dial 303-590-3030, or toll-free at 800-406-7325 (Conference ID: 4165423). A live and an archived webcast of the conference call will also be available via the investor section of the company’s website at www.cirrus.com.

Cirrus Logic, Inc.

Celebrating its 25th year as a leading fabless semiconductor company in 2009, Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP net income from operations, and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2010 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the third quarter of fiscal year 2010, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 26,	Jun. 27,	Sep. 27,	Sep. 26,	Sep. 27,
	2009	2009	2008	2009	2008
	Q2'10	Q1'10	Q2'09	Q2'10	Q2'09
Audio products	$41,271	$24,787	$30,604	$66,058	$52,634
Energy products	14,403	12,727	22,674	27,130	44,655
Net revenue	55,674	37,514	53,278	93,188	97,289
Cost of sales	26,700	17,927	23,292	44,627	42,652
Gross Profit	28,974	19,587	29,986	48,561	54,637

Operating expenses:
Research and development	12,355	12,508	10,864	24,863	22,469
Selling, general and administrative	11,746	10,071	11,597	21,817	23,600
Restructuring and other costs	(165)	-	-	(165)	-
Provision for litigation expenses	-	(2,745)	1,771	(2,745)	1,771
Patent agreement, net	(1,400)	-	-	(1,400)	-
Total operating expenses	22,536	19,834	24,232	42,370	47,840

Operating income (loss)	6,438	(247)	5,754	6,191	6,797

Interest income, net	376	463	637	839	1,573
Other income (expense), net	(21)	(18)	(52)	(39)	143
Income (loss) before income taxes	6,793	198	6,339	6,991	8,513
Provision (benefit) for income taxes	29	(23)	(16)	6	20
Net income (loss)	$6,764	$221	$6,355	$6,985	$8,493
Basic income (loss) per share:
Basic income (loss) per share:	$0.10	$-	$0.10	$0.11	$0.13
Diluted income (loss) per share:	$0.10	$-	$0.10	$0.11	$0.13

Weighted average number of shares:
Basic	65,281	65,254	64,971	65,268	65,797
Diluted	65,473	65,341	65,317	65,392	66,264

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Sep. 26,	Mar. 28,	Sep. 27,
	2009	2009	2008
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,692	$31,504	$55,566
Restricted investments	5,755	5,755	5,755
Marketable securities	62,191	79,346	48,565
Accounts receivable, net	26,160	10,814	25,556
Inventories	22,497	19,878	28,106
Other current assets	4,618	5,359	7,794
Total Current Assets	141,913	152,656	171,342

Long-term marketable securities	35,391	3,627	-
Property and equipment, net	18,788	19,367	20,779
Intangibles, net	22,856	23,309	24,559
Goodwill	6,027	6,027	6,194
Other assets	1,925	2,018	2,301
Total Assets	$226,900	$207,004	$225,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,758	$9,886	$17,620
Accrued salaries and benefits	6,873	6,432	7,552
Other accrued liabilities	4,894	6,004	8,657
Deferred income on shipments to distributors	3,728	3,426	7,751
Total Current Liabilities	36,253	25,748	41,580

Long-term restructuring accrual	548	931	1,285
Other long-term obligations	7,265	7,397	7,093

Stockholders' equity:
Capital stock	948,371	945,455	942,853
Accumulated deficit	(764,966)	(771,951)	(766,933)
Accumulated other comprehensive loss	(571)	(576)	(703)
Total Stockholders' Equity	182,834	172,928	175,217
Total Liabilities and Stockholders' Equity	$226,900	$207,004	$225,175

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	Three Months Ended			Six Months Ended

	Sep. 26,	Jun. 27,	Sep. 27,	Sep. 26,	Sep. 27,
	2009	2009	2008	2009	2008
Net Income Reconciliation	Q2'10	Q1'10	Q2'09	Q2'10	Q2'09
GAAP Net Income	$6,764	$221	$6,355	$6,985	$8,493
Acquisition related items	404	404	364	808	36
Stock based compensation expense	1,383	1,353	1,230	2,736	2,900
Facility and other related adjustments	-	(22)	(34)	(22)	216
Provision for Litigation expenses	-	(2,745)	1,771	(2,745)	1,771
Restructing and other costs, net	(165)	-	-	(165)	-
Impairment of Intangibles	-	-	-	-	11
Patent agreement, net	(1,400)	-	-	(1,400)	-
Non-GAAP Net Income (Loss)	$6,986	$(789)	$9,686	$6,197	$13,427

Earnings Per Share reconciliation
GAAP Diluted income per share	$0.10	$-	$0.10	$0.11	$0.13
Effect of Acquisition related items	0.01	0.01	-	0.01	-
Effect of Stock based compensation expense	0.02	0.02	0.02	0.04	0.04
Effect of Facility and other related adjustments	-	-	-	-	-
Effect of Provision for Litigation expenses	-	(0.04)	0.03	(0.04)	0.03
Effect of Restructing and other costs, net	-	-	-	-	-
Effect of Impairment of Intangibles	-	-	-	-	-
Effect of Patent agreement, net	(0.02)	-	-	(0.02)	-
Non-GAAP Net income (loss) per share	$0.11	$(0.01)	$0.15	$0.10	$0.20

Operating Income Reconciliation
GAAP Operating Income (Loss)	$6,438	$(247)	$5,754	$6,191	$6,797
Stock compensation expense - COGS	43	52	48	95	245
Stock compensation expense - R&D	428	514	446	942	1,023
Stock compensation expense - SG&A	912	787	736	1,699	1,632
Amortization of acquisition intangibles	404	404	364	808	36
Facility and other related adjustments	-	(22)	(34)	(22)	216
Provision for litigation expenses	-	(2,745)	1,771	(2,745)	1,771
Restructing and other costs, net	(165)	-	-	(165)	-
Impairment of Intangibles	-	-	-	-	11
Patent agreement, net	(1,400)	-	-	(1,400)	-
Non-GAAP Operating Income (Loss)	$6,660	$(1,257)	$9,085	$5,403	$11,731

Operating Expense Reconciliation
GAAP Operating Expenses	$22,536	$19,834	$24,232	$42,370	$47,840
Stock compensation expense - R&D	(428)	(514)	(446)	(942)	(1,023)
Stock compensation expense - SG&A	(912)	(787)	(736)	(1,699)	(1,632)
Amortization of acquisition intangibles	(404)	(404)	(364)	(808)	(36)
Facility and other related adjustments	-	22	34	22	(216)
Provision for litigation expenses	-	2,745	(1,771)	2,745	(1,771)
Restructing and other costs, net	165	-	-	165	-
Impairment of Intangibles	-	-	-	-	(11)
Patent agreement, net	1,400	-	-	1,400	-
Non-GAAP Operating Expenses	$22,357	$20,896	$20,949	$43,253	$43,151

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com